Exhibit 21.1

Direct or Indirect Subsidiaries of Genesee & Wyoming Inc.*	State/Country of Formation

Allegheny & Eastern Railroad, LLC	Delaware

AN Railway, LLC	Florida

ARG Sell Down Holdings Pty Limited	Australia

ARG Sell Down No. 1 Pty Limited	Australia

ARG Sell Down No. 2 Pty Limited	Australia

Arkansas Louisiana & Mississippi Railroad Company	Delaware

Atlantic and Western Railway, LP	North Carolina

The Bay Line Railroad, LLC	Alabama

Breaux Bridge Railroad, Inc.	Delaware

Buffalo & Pittsburgh Railroad, Inc.	Delaware

Chattahoochee Bay Railroad, Inc.	Delaware

Chattahoochee Industrial Railroad	Georgia

Commonwealth Railway, Inc.	Virginia

Compañía de Ferrocarriles Chiapas-Mayab, S.A. de C.V.	Mexico

Corpus Christi Terminal Railroad, Inc.	Delaware

The Dansville and Mount Morris Railroad Company	New York

East Tennessee Railway, LP	Tennessee

Emons Finance Corp.	Delaware

Emons Industries, Inc.	New York

Emons Railroad Group, Inc.	Delaware

Emons Transportation Group, Inc.	Delaware

Erie Holdings Inc.	New York

Evansville Belt Line Railroad, Inc.	Indiana

First Coast Railroad Inc.	Delaware

Fordyce and Princeton R.R. Co.	Arkansas

Galveston Railroad, LP	Texas

Genesee & Wyoming Australia Pty Ltd (formerly Australia Southern Railroad Pty Limited)	Australia

Genesee & Wyoming Bolivia, S.R.L.	Bolivia

Genesee & Wyoming Investors, Inc.	Delaware

Genesee and Wyoming Railroad Company	New York

Genesee & Wyoming Railroad Services, Inc.	Delaware

Genesee & Wyoming Canada, Inc.	Canada

Georgia Central Railway, LP	Georgia

Golden Isles Terminal Railroad, Inc.	Delaware

Grizzard Transfer Company, Inc.	Georgia

GW Logistics, Inc.	Delaware

GW Servicios, S.A. de C.V.	Mexico

GWA Holdings Pty Limited	Australia

GWA Northern Pty Ltd	Australia

GWA Operations North Pty Limited	Australia

GWI Canada, Inc.	Delaware

GWI Dayton, Inc.	Delaware

GWI Holdings Pty Ltd	Australia

GWI Leasing Corporation	Delaware

GWI Rail Management Corporation	Delaware

GW Mexico, S.A. de C.V.	Mexico

Huron Central Railway Inc.	Canada

Illinois & Midland Railroad, Inc.	Delaware

Kittanning Equipment Leasing Company	Pennsylvania

KWT Railway, Inc.	Tennessee

Little Rock & Western Railway, LP	Arkansas

Louisiana & Delta Railroad, Inc.	Delaware

Maine Intermodal Transportation, Inc.	Delaware

Maryland and Pennsylvania Railroad, LLC	Delaware

Meridian & Bigbee Railroad, LLC	Alabama

Mirabel Railway Inc.	Canada

Pawnee Transloading Company, Inc.	Delaware

P&L Junction Holdings, Inc.	New York

Pittsburgh & Shawmut Railroad, LLC	Delaware

Portland & Western Railroad, Inc.	New York

Quebec-Gatineau Railway Inc.	Canada

RP Acquisition Company One	Delaware

RP Acquisition Company Two	Delaware

Rail Partners Limited Partnership	Delaware

Rail Link, Inc.	Virginia

Rail Switching Services, LLC	Delaware

Riceboro Southern Railway, LLC	Georgia

Rochester & Southern Railroad, Inc.	New York

SA Rail Pty Limited	Australia

Salt Lake City Southern Railroad Company, Inc.	Delaware

Savannah Port Terminal Railroad, Inc.	Delaware

South Buffalo Railway Company	New York

SLR Leasing Corp.	Delaware

St. Lawrence & Atlantic Railroad Company	Delaware

St. Lawrence & Atlantic Railroad (Quebec) Inc.	Quebec

Talleyrand Terminal Railroad Company, Inc.	Virginia

Tazewell & Peoria Railroad, Inc.	Delaware

Tomahawk Railway, LP	Wisconsin

Utah Railway Company	Utah

Valdosta Railway, LP	Georgia

Viper Line Pty Limited	Australia

Western Kentucky Railway, LLC	Kentucky

Willamette & Pacific Railroad, Inc.	New York

Wilmington Terminal Railroad, LP	North Carolina

York Rail Logistics, Inc.	Delaware

York Railway Company	Delaware

Yorkrail, LLC	Delaware

*	The preceding list may omit the names of certain subsidiaries that, as of December 31, 2006, would not be deemed “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X if considered in the aggregate.